                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 NOVACARE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NovaCare, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 NOVACARE LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held October 31, 1996

                                                   King of Prussia, Pennsylvania
                                                              September 23, 1996

To the Holders of Common Stock of
  NovaCare, Inc.:

     The Annual Meeting of the Stockholders of NovaCare, Inc. (the "Company") will be held at The Park Ridge at Valley Forge Hotel, 480 North Gulph Road, King of Prussia, Pennsylvania, on Thursday, October 31, 1996 at 10:00 A.M., local time, to consider and act upon the following matters:

          1. Election of directors for the ensuing year.

          2. A proposal to approve amendments to the 1986 Stock Option Plan, heretofore adopted by the Board of Directors.

          3. A proposal to approve grants of options to purchase Common Stock to certain executive officers.

          4. Ratification of selection of independent accountants.

          5. Such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on September 6, 1996 are entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company's executive offices in King of Prussia, Pennsylvania during the ten-day period preceding the meeting.

                                          By order of the Board of Directors,

                                          Peter D. Bewley
                                          Secretary

     Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please mark, sign and date the enclosed proxy and mail it promptly in the enclosed return envelope so that your vote can be recorded. The envelope does not require any postage if mailed in the United States.

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of NovaCare, Inc. (the "Company") for use at the 1996 Annual Meeting of Stockholders (the "Meeting") to be held on October 31, 1996, and at any adjournments thereof. If properly signed and returned to the Company and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and as recommended by the Board of Directors unless contrary instructions are given. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about September 23, 1996. The Company's principal executive offices are located at 1016 West Ninth Avenue, King of Prussia, Pennsylvania 19406.

     Any proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a proxy will not have the effect of revoking that proxy.

     Only stockholders of record at the close of business on September 6, 1996 are entitled to vote at the Meeting or any adjournments thereof. As of September 6, 1996, the Company had 62,461,021 outstanding shares of common stock, $.01 par value (the "Common Stock"), each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

     Directors are elected by plurality vote. Approval of the proposal to amend the 1986 Stock Option Plan, approval of the proposal to grant options to certain executive officers and ratification of the selection of independent accountants for the Company will require the affirmative vote of a majority of the Common Stock voting on the proposal, provided that with respect to the approval of the amendments to the 1986 Stock Option Plan and of the grant of options to certain executive officers, the total votes cast represent more than 50% of the total outstanding shares of Common Stock as of September 6, 1996. With respect to such proposals abstentions will be included, but broker non-votes will not be included, in the calculation of the number of holders who are present and voting at the Meeting.

                            I. ELECTION OF DIRECTORS

     Eight directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the eight nominees listed in the following table, unless contrary instructions are given. All of such nominees are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his or her stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. The directors elected by the stockholders will serve until the 1997 Annual Meeting of Stockholders and until their respective successors are duly elected and shall have qualified. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

                                                                     SHARES OF COMMON
                                                                       STOCK OWNED
                       NAME OF NOMINEE AND                          BENEFICIALLY AS OF      PERCENT
                    BIOGRAPHICAL INFORMATION                       SEPTEMBER 1, 1996(1)     OF CLASS
- -----------------------------------------------------------------  --------------------     --------
JOHN H. FOSTER, age 54, has been Chairman of the Board and Chief
Executive Officer of the Company since December 1984. Mr. Foster is a director of Corning Incorporated, an international
corporation with business interests in specialty materials,
communications, laboratory services and consumer products. Since
March 1991 Mr. Foster also has been Chairman of the Board and
Chief Executive Officer of Apogee, Inc., a national mental health services company incorporated in 1991. Mr. Foster is founder and
Chairman of Foster Management Company, an investment advisor, and
general partner of various venture capital investment funds.             3,203,955(2)          5.1%
TIMOTHY E. FOSTER, age 44, has been President and Chief Operating
Officer of the Company since October 1994 and a director of the
Company since December 1984. He served as Senior Vice President,
Finance and Administration and Chief Financial and Accounting
Officer of the Company from November 1988 to October 1994,
Treasurer of the Company from March 1992 to October 1994 and
Secretary of the Company from September 1987 to May 1994. Since
February 1995, he has also been a Director of Apogee, Inc., a
national mental health services company.                                   329,650(3)            *
E. MARTIN GIBSON, age 58, has been a director of the Company since March 1992. Mr. Gibson, who is retired, served as Chairman and Chief Executive Officer of Corning Lab Services, Inc., a
subsidiary of Corning Incorporated, from 1990 until December
1994. He currently serves as Chairman of the Board of
International Technology Corp., an environmental management
company, and a director of Hardinge Brothers, Inc., a manufac-
turer of machine tools, and as Chairman of the Board of Trustees
of Elmira College.                                                          19,060(4)            *
SIRI S. MARSHALL, age 48, has been a director of the Company since May 1994. Ms. Marshall has been Senior Vice President,
General Counsel and Secretary of General Mills, Inc., a food manufacturing company, since October 1994. Ms. Marshall was
Senior Vice President, General Counsel and Secretary of Avon
Products, Inc., a manufacturer and marketer of beauty products, fashion jewelry and fragrances, from December 1992 to October
1994. She was Vice President-Legal Affairs and Secretary of Avon
Products, Inc. from November 1990 to December 1992.                         11,266(5)            *
STEPHEN E. O'NEIL, age 63, has been a director of the Company since December 1984. Mr. O'Neil has been a Principal of The
O'Neil Group, a private investment firm since 1981. He is a
director of Brown-Forman Corporation, Castle Convertible Fund,
Inc., Spectra Fund, Inc., Alger Fund, Inc. and Alger American
Funds.                                                                      25,966(6)            *

                                                                     SHARES OF COMMON
                                                                       STOCK OWNED
                       NAME OF NOMINEE AND                          BENEFICIALLY AS OF      PERCENT
                    BIOGRAPHICAL INFORMATION                       SEPTEMBER 1, 1996(1)     OF CLASS
- -----------------------------------------------------------------  --------------------     --------
GEORGE W. SIGULER, age 49, has been a director of the Company since September 1986. Since January 1996 he has been a managing director of Siguler Guff & Company, LLC, an investment management firm. From September 1991 to January 1996, Mr. Siguler was a managing director of Mitchell Hutchins Institutional Investors
Inc. From 1990 until September 1991, Mr. Siguler was president of
Associated Capital Investors, Inc., an investment management company. Mr. Siguler is a director of Business Mortgage
Investors, Inc. and Venture Lending and Leasing, Inc.                       17,666(7)            *
ROBERT G. STONE, JR., age 73, has been a director of the Company since November 1993. From 1983 until 1995, Mr. Stone was Chairman of the Board of Kirby Corporation, a company which is engaged, through its subsidiaries, in inland and offshore marine
transportation and diesel repairs. He is now Chairman Emeritus and remains a director of Kirby. Mr. Stone is also a director of
Core Industries, Inc., Tandem Computers, Tejas Gas Corporation
and Russell Reynolds Associates, Inc. He is also Chairman
Emeritus of the Board of Trustees of Mystic Seaport Museum, a
trustee of International House and the National Rowing Foundation
and a Fellow of Harvard College.                                           107,505(8)            *
DANIEL C. TOSTESON, M.D., age 71, has been a director of the
Company since April 1991. Since 1977, Dr. Tosteson has been Dean of the Faculty of Medicine and Caroline Shields Walker Professor
of Physiology for Harvard University and President of Harvard
Medical Center. Dr. Tosteson has been President of Massachusetts
Biomedical Research Corporation since 1989 and was a member of
the Board of Trustees of Duke University from 1987 until 1995.              23,666(9)            *

- ---------------
 *  Less than one percent.

(1) As of September 1, 1996, each director had sole voting and investment power with respect to all shares shown in the table as beneficially owned by him or her except as indicated below.

(2) Includes 450,000 shares presently issuable upon exercise of options. Also includes 59,200 shares held by a limited partnership of which Mr. Foster is a general partner.

(3) Includes 307,200 shares presently issuable upon exercise of options and 10,000 shares held by Mr. Foster's spouse.

(4) Includes 16,466 shares presently issuable upon exercise of options.

(5) Includes 9,266 shares presently issuable upon exercise of options.

(6) Includes 17,666 shares presently issuable upon exercise of options.

(7) Consists of 17,666 shares presently issuable upon exercise of options.

(8) Includes 11,866 shares presently issuable upon exercise of options. Does not include 54,382 shares held by Mr. Stone's spouse and 158,501 shares held by trusts of which Mr. Stone is a trustee, as to all of which shares Mr. Stone disclaims beneficial ownership.

(9) Consists of 23,666 shares presently issuable upon exercise of options.

     No family relationship exists among any of the directors or executive officers of the Company.

     During the fiscal year ended June 30, 1996, the Board met five times and convened twice by means of unanimous written consent. Each of the nominees listed above presently serving as a director of the Company attended at least 75% of the meetings of the Board and meetings of any committees of the Board on which such person served which were held during the time that such person served.

     The Board has a Compensation Committee, an Audit Committee and a Nominating Committee. The members of the Compensation Committee are Robert G. Stone, Jr., who serves as Chairman, E. Martin Gibson, Siri S. Marshall and Stephen E. O'Neil. The Compensation Committee determines the compensation of senior management, administers the Company's 1986 Stock Option Plan and determines the persons who are to receive options and the number of shares subject to each option. The Compensation Committee met six times and convened three times by means of unanimous written consent during the fiscal year ended June 30, 1996.

     The members of the Audit Committee are Stephen E. O'Neil, who serves as Chairman, E. Martin Gibson, Siri S. Marshall and George W. Siguler. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors the Company's compliance programs and other corporate and financial policies. The Audit Committee met twice during the fiscal year ended June 30, 1996.

     The members of the Nominating Committee are Robert G. Stone, Jr., who serves as Chairman, John H. Foster, George W. Siguler and Daniel C. Tosteson. The Nominating Committee is authorized to review, approve and recommend persons for election as directors. The Nominating Committee did not meet or convene by means of unanimous written consent during the fiscal year ended June 30, 1996. It will consider nominations by stockholders, which should be submitted in writing to the Chairman of the Committee addressed in care of the Secretary, NovaCare, Inc., 1016 West Ninth Avenue, King of Prussia, Pennsylvania 19406.

COMPENSATION OF DIRECTORS OF NOVACARE

     The Company provides each director with an annual retainer of $10,000 and an annual grant of options to purchase 20,000 shares of Common Stock. The Company pays each director a fee of $1,000 per meeting attended, plus out-of-pocket expenses. In addition, committee members receive a fee of $1,000, plus out-of-pocket expenses, for each non-telephonic committee meeting attended which is not scheduled in conjunction with a meeting of the full Board, and a fee of $500, plus out-of-pocket expenses, for each non-telephonic committee meeting attended in conjunction with a meeting of the full Board.

COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth information for the fiscal years ended June 30, 1996, 1995 and 1994 concerning the compensation paid or awarded to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                         COMPENSATION
                                               ANNUAL COMPENSATION          AWARDS          ALL OTHER
             NAME AND                         ----------------------        OPTIONS        COMPENSATION
        PRINCIPAL POSITION           YEAR     SALARY($)     BONUS($)          (#)            ($) (1)
- -----------------------------------  ----     ---------     --------     -------------     ------------
John H. Foster.....................  1996     $ 530,865     $      0       2,000,000         $590,451
Chairman of the Board                1995       553,022            0               0          204,247
  and Chief Executive Officer        1994       521,916      274,770       2,100,000           30,364
Timothy E. Foster..................  1996       403,750      100,000       1,500,000           48,957
President and Chief                  1995       393,480            0          25,000           27,441
  Operating Officer                  1994       323,013      110,000         525,000           19,690
Daryl A. Dixon.....................  1996       315,000      142,616         155,766          137,895
President and General Manager--      1995       291,077       94,500         104,171           22,766
  Contract Services Division         1994       234,442       28,400          12,000           42,601
Ronald G. Hiscock..................  1996       199,022      125,612         232,518           28,520
President and General                1995       150,915       90,098               0                0
  Manager--Outpatient Division       1994       125,308        6,120               0                0
C. Arnold Renschler, M.D...........  1996       312,500            0               0           58,205
Senior Vice President and            1995       320,958      216,703         145,000           38,699
  Chief Clinical Officer             1994       310,792      143,405          25,000           26,728

- ---------------

(1) Other than the forgiveness of $140,000 and $455,000 of a loan to John H. Foster during fiscal years 1995 and 1996 respectively, amounts of $19,244 and $61,586 payable in connection therewith in fiscal years 1995 and 1996 pursuant to the terms of his employment agreement, forgiveness of $90,000 in loans and $8,741 payable in connection therewith to Daryl Dixon in 1996 and amounts paid in fiscal 1996 and 1995 of $7,049 and $3,524 to Ronald Hiscock as reimbursement for relocation expenses, these amounts represent contributions to the Company's 401(k) plan and its supplemental deferred compensation plan.

(2) Timothy E. Foster became President and Chief Operating Officer of the Company in October 1994. Prior to such time he served as Senior Vice President -- Finance and Administration, Chief Financial Officer and Treasurer of the Company for the periods described above and, until May 1994, as Secretary of the Company.

(3) Daryl A. Dixon became President and General Manager -- Contract Services Division in January 1994. He served as Vice President -- Operations of the Contract Services Division from December 1993 and prior to such time served as a Regional Vice President in the Contract Services Division.

(4) Ronald G. Hiscock became President and General Manager-Outpatient Division in February 1996. He served as President and General
    Manager-Orthotics/Prosthetics Division from April 1995, and prior to that time served as the Vice President of Operations for the same division.

(5) Dr. Renschler was Senior Vice President and Chief Clinical Officer from May 1994 until his resignation effective July 19, 1996. He served as President and General Manager -- Medical Rehabilitation Hospital Services Division from January 1994 to April 1995, President and General Manager -- Contract Services Division from July 1992 to January 1994 and President and Chief Operating Officer of the Company from January 1990 until September 1992. Dr. Renschler's 1995 bonus figure includes a special bonus of $110,000 received in connection with the sale of the Company's rehabilitation hospitals in April 1995.

     The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                      POTENTIAL REALIZABLE
                                                                                              VALUE
                                                                                     AT ASSUMED ANNUAL RATES
                                            % OF TOTAL                                   OF STOCK PRICE
                                             OPTIONS                                      APPRECIATION
                                            GRANTED TO     EXERCISE                      FOR OPTION TERM
                               OPTIONS      EMPLOYEES        PRICE     EXPIRATION   -------------------------
            NAME               GRANTED    IN FISCAL YEAR   ($/SHARE)      DATE          5%           10%
- ----------------------------- ---------   --------------   ---------   ----------   ----------   ------------
John H. Foster............... 2,000,000         44%          $6.88        5/02/06   $8,647,375   $ 21,913,375
Timothy E. Foster............ 1,500,000         33%           6.88        5/02/96    6,185,531     16,435,031
Daryl A. Dixon...............    17,500          3%           7.50        9/28/05       82,543        209,173
                                 98,266                       6.88        5/02/06      424,871      1,076,670
                                 40,000                       6.50        5/16/06      163,514        414,362
Ronald G. Hiscock............    12,473          5%           7.50        9/28/05       58,832        149,087
                                 50,000                       5.75       12/11/05      180,809        458,189
                                 43,045                       6.88        5/02/06      186,113        471,631
                                127,000                       6.50        5/16/06      519,157      1,315,599
C. Arnold Renschler, M.D.....         0          --             --             --           --             --

     The following table sets forth the number and value of options exercised by the executive officers of the Company named in the Summary Compensation Table during the fiscal year ended June 30, 1996 and the number and value as of June 30, 1996 of options held by such executive officers at June 30, 1996.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF              VALUE OF
                                                                       SECURITIES             UNEXERCISED
                                                                       UNDERLYING            IN-THE-MONEY
                                                                       UNEXERCISED              OPTIONS
                                                                       OPTIONS AT             AT JUNE 30,
                                                                    JUNE 30, 1996(#)          1996($)(1)
                                                                    -----------------     -------------------
                                   SHARES ACQUIRED      VALUE         EXERCISABLE/           EXERCISABLE/
              NAME                  UPON EXERCISE      REALIZED       UNEXERCISABLE          UNEXERCISABLE
- ---------------------------------  ---------------     --------     -----------------     -------------------
John H. Foster...................         0               $0         50,000/2,000,000     $243,750/$1,500,000
Timothy E. Foster................         0                0          7,200/1,500,000     $39,070/ $1,125,000
Daryl A. Dixon...................         0                0              0/ 138,266      $     0/   $118,700
Ronald G. Hiscock................         0                0              0/ 220,045      $     0/   $268,909
C. Arnold Renschler, M.D.(2).....         0                0        374,000/ 151,000      $208,000/    $22,000

- ---------------
(1) In-the-money options are those for which the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.

(2) C. Arnold Renschler resigned effective July 19, 1996. On July 18, 1996, Dr. Renschler exercised options to purchase 180,000 shares with an exercise price of $6.50 per share. The market price at the date of exercise was $7.50.

OPTION EXCHANGE

     In May 1996, the Board, in order to retain and create incentives for option holders in alignment with shareholder interests, approved an option exchange program. (See "Compensation Committee Report" below.) Under the program, holders of options to purchase Common Stock under the Company's 1986 Stock Option Plan (the "Plan") were allowed to acquire additional options to purchase shares of Common Stock in exchange for the surrender by such individuals of certain presently existing options under the Plan held by the participants, pursuant to a formula of exchange (the "Black-Scholes" formula) which took into account the vesting schedule and exercise price of the surrendered options. The Black-Scholes formula, a widely used option valuation methodology, was used as the basis of the exchange in order to insure that the Company issued new options of equal value to the exchanged options, as determined by the formula, while reducing both the number of options outstanding and the exercise price of the newly issued options. Under the exchange program, options to purchase 1,157,391 shares were surrendered and new options to purchase 887,516 shares were granted. The options granted as a result of the exchange vest in cumulative annual installments of 20% commencing one year from date of grant. The options have an alternate vesting schedule designed to accelerate vesting based on increases in the value of the Common Stock. Under the alternate schedule, options are exercisable in cumulative installments of 20% when the closing price of the Common Stock averages at least $8, $10, $12, $14 and $16 per share over forty consecutive trading days. In no event may the options be exercisable later than 10 years from the date of grant.

                         TEN-YEAR OPTION/SAR RE-PRICING

                                                                                                                      LENGTH OF
                                                                                                                       ORIGINAL
                                            NUMBER OF                                                  NUMBER OF        OPTION
                                            SECURITIES    MARKET PRICE       EXERCISE                 SECURITIES         TERM
                                            UNDERLYING      OF STOCK          PRICE         NEW       UNDERLYING      REMAINING
      1988, 1995 AND 1996                    OPTIONS       AT TIME OF       AT TIME OF    EXERCISE   OPTIONS AFTER     AT DATE
              NAME                  DATE     REPRICED    REPRICING($)(1)   REPRICING($)   PRICE($)     REPRICING     OF REPRICING
- --------------------------------  --------  ----------   ---------------   ------------   --------   -------------   ------------
John H. Foster..................    5/2/96    100,000          6.88            10.44        6.88       2,000,000     4 yrs 2 mos
Chairman of the Board & CEO         5/2/96  1,200,000          6.88            17.00        6.88
                                    5/2/96    100,000          6.88            14.38        6.88                     5 yrs 2 mos
                                    5/2/96    100,000          6.88            16.50        6.88                     6 yrs 2 mos
                                    5/2/96    100,000          6.88            11.63        6.88                     7 yrs 3 mos
                                    5/2/96  2,000,000          6.88            19.50        6.88                     7 yrs 6 mos
Timothy E. Foster...............    5/2/96     14,400          6.88            10.44        6.88       1,500,000     4 yrs 2 mos
President & COO                     5/2/96    220,000          6.88            14.38        6.88                     5 yrs 2 mos
                                    5/2/96     25,000          6.88            16.50        6.88                     6 yrs 2 mos
                                    5/2/96     25,000          6.88            11.63        6.88                     7 yrs 3 mos
                                    5/2/96    500,000          6.88            19.50        6.88                     7 yrs 6 mos
                                    5/2/96     25,000          6.88             7.25        6.88                     8 yrs 7 mos
                                   11/3/88     11,764          4.88             4.25        2.25          11,764     8 yrs 2 mos
                                   11/3/88      8,000          4.88             5.25        2.25           8,000     8 yrs 2 mos
                                   11/3/88      8,000          4.88             9.50        2.25           8,000     8 yrs 2 mos
                                   11/3/88      4,000          4.88            10.63        2.25           4,000     8 yrs 8 mos
                                   11/3/88     19,000          4.88             3.88        2.25          19,000     9 yrs
                                   11/3/88     10,000          4.88             3.25        2.25          10,000     9 yrs 6 mos
                                   11/3/88      6,000          4.88             3.88        2.25           6,000     9 yrs 11 mos
Daryl A. Dixon..................    5/2/96     17,500          6.88             7.50        6.88          16,704     9 yrs 5 mos
President & GM                      5/2/96      4,171          6.88             8.88        6.88           3,666     8 yrs 9 mos
  Contract Services Div.            5/2/96     25,000          6.88             8.88        6.88          21,974     8 yrs 9 mos
                                    5/2/96     12,000          6.88            11.63        6.88           8,487     7 yrs 3 mos
                                    5/2/96     30,000          6.88            13.63        6.88          19,170     7 yrs
                                    5/2/96     10,000          6.88            16.50        6.88           5,139     6 yrs 2 mos
                                    5/2/96     45,000          6.88            16.50        6.88          23,126     6 yrs 2 mos
                                    2/2/95     15,000          8.88            23.50        8.88           4,171     7 yrs 10 mos
                                    2/2/95     75,000          8.88            13.00        8.88          25,000     9 yrs 6 mos
Ronald G. Hiscock...............    5/2/96     10,000          6.88             7.25        6.88           9,264     6 yrs 7 mos
President & GM Orthotics &          5/2/96     12,473          6.88             7.50        6.88          11,905     9 yrs 5 mos
  Prosthetics Div.                  5/2/96     10,000          6.88             7.63        6.88           9,320     7 yrs
                                    5/2/96      2,906          6.88             8.88        6.88           2,581     8 yrs 11 mos
                                    5/2/96      6,000          6.88            11.63        6.88           4,243     7 yrs 3 mos
                                    5/2/96     10,000          6.88            13.75        6.88           5,732     6 yrs 2 mos
                                    2/2/95      5,000          8.88            13.00        8.88           2,906     9 yrs 6 mos
Peter D. Bewley.................    5/2/96     10,000          6.88             7.50        6.88           9,545     9 yrs 5 mos
                                    5/2/96     50,000          6.88            13.00        6.88          36,916     8 yrs 3 mos

                                                                                                                      LENGTH OF
                                                                                                                       ORIGINAL
                                            NUMBER OF                                                  NUMBER OF        OPTION
                                            SECURITIES    MARKET PRICE       EXERCISE                 SECURITIES         TERM
                                            UNDERLYING      OF STOCK          PRICE         NEW       UNDERLYING      REMAINING
      1988, 1995 AND 1996                    OPTIONS       AT TIME OF       AT TIME OF    EXERCISE   OPTIONS AFTER     AT DATE
              NAME                  DATE     REPRICED    REPRICING($)(1)   REPRICING($)   PRICE($)     REPRICING     OF REPRICING
- --------------------------------  --------  ----------   ---------------   ------------   --------   -------------   ------------
Robert E. Healy. Jr.............    5/2/96      5,000          6.88             7.50        6.88           4,772     9 yrs 5 mos
Sr. VP -- Finance and               5/2/96      8,000          6.88            10.44        6.88           2,448     4 yrs 2 mos
  Administration and CFO            5/2/96      8,000          6.88            11.63        6.88           5,658     7 yrs 3 mos
  (as of 12/6/95)                   5/2/96     25,000          6.88            13.00        6.88          18,458     8 yrs 3 mos
                                    5/2/96      8,000          6.88            14.38        6.88           3,058     5 yrs 2 mos
                                    5/2/96      8,000          6.88            16.50        6.88           4,111     6 yrs 2 mos
                                    5/2/96     12,000          6.88            16.50        6.88           6,167     6 yrs 2 mos
                                   11/3/88     20,000          4.88             3.75        2.25          20,000     9 yrs 3 mos
                                   11/3/88        800          4.88             3.88        2.25             800     9 yrs 11 mos
Laurence F. Lane................    5/2/96     10,000          6.88             7.50        6.88           9,545     9 yrs 5 mos
Sr. VP -- Reg. Affairs              5/2/96      8,351          6.88             8.88        6.88           7,370     8 yrs 9 mos
                                    5/2/96     14,529          6.88             8.88        6.88          12,771     8 yrs 9 mos
                                    5/2/96     16,000          6.88            10.44        6.88           3,264     4 yrs 2 mos
                                    5/2/96     12,000          6.88            11.63        6.88           8,487     7 yrs 3 mos
                                    5/2/96     12,000          6.88            14.38        6.88           5,733     5 yrs 2 mos
                                    2/2/95     18,000          8.88            16.50        8.88           8,351     7 yrs 5 mos
                                    2/2/95     25,000          8.88            13.00        8.88          14,529     9 yrs 6 mos
                                   11/3/88     20,000          4.88             4.25        2.25          20,000     8 yrs 2 mos
                                   11/3/88      2,080          4.88            10.63        2.25           2,080     8 yrs 8 mos
                                   11/3/88     18,000          4.88             3.88        2.25          18,000     9 yrs
                                   11/3/88      3,000          4.88             4.13        2.25           3,000     9 yrs 3 mos
                                   11/3/88      5,000          4.88             3.25        2.25           5,000     9 yrs 6 mos
                                   11/3/88      4,000          4.88             3.88        2.25           4,000     9 yrs 11 mos
Arthur T. Locilento, Jr. .......    5/2/96     10,000          6.88             7.50        6.88           9,545     9 yrs 5 mos
Sr. VP -- Human Resources           5/2/96      4,639          6.88             8.88        6.88           8,971     8 yrs 9 mos
                                    5/2/96      8,717          6.88             8.88        6.88           7,662     8 yrs 9 mos
                                    5/2/96     16,000          6.88            10.44        6.88           8,159     4 yrs 2 mos
                                    5/2/96     20,000          6.88            11.63        6.88          14,144     7 yrs 3 mos
                                    5/2/96     12,000          6.88            14.38        6.88           5,733     5 yrs 2 mos
                                    2/2/95     22,000          8.88            16.50        8.88          10,206     7 yrs 5 mos
                                    2/2/95     15,000          8.88            13.00        8.88           8,717     9 yrs 6 mos
                                   11/3/88     20,000          4.88             3.88        2.25          20,000     9 yrs 4 mos
                                   11/3/88      4,000          4.88             3.88        2.25           4,000     9 yrs 11 mos
Susan J. Campbell...............    5/2/96      3,000          6.88             7.50        6.88           2,863     9 yrs 5 mos
VP -- Communications                5/2/96      3,000          6.88             7.63        6.88           2,782     8 yrs 11 mos
  & Investor Relations              5/2/96        872          6.88             8.88        6.88             766     8 yrs 9 mos
                                    5/2/96      1,044          6.88             8.88        6.88             918     8 yrs 9 mos
                                    5/2/96      1,413          6.88             8.88        6.88           1,242     8 yrs 9 mos
                                    2/2/95      2,250          8.88            16.50        8.88           1,044     7 yrs 5 mos
                                    2/2/95      2,000          8.88            11.63        8.88           1,413     8 yrs 6 mos
                                    2/2/95      1,500          8.88            13.00        8.88             872     9 yrs 6 mos
Barry Carlstedt.................    5/2/96      2,000          6.88             7.50        6.88           1,909     9 yrs 5 mos
President & GM -- Hospital
  Development Group
Barry E. Smith..................    5/2/96      2,000          6.88             7.50        6.88           1,909     9 yrs 5 mos
VP -- Controller & Chief            5/2/96        568          6.88             8.88        6.88             499     8 yrs 9 mos
  Accounting Officer                5/2/96      2,511          6.88             8.88        6.88           2,207     8 yrs 9 mos
                                    5/2/96      4,649          6.88             8.88        6.88           4,086     8 yrs 9 mos
                                    5/2/96        750          6.88            11.63        6.88             530     7 yrs 3 mos
                                    2/2/95      2,000          8.88            21.00        8.88             568     7 yrs 11 mos
                                    2/2/95      5,000          8.88            14.25        8.88           2,511     9 yrs
                                    2/2/95      8,000          8.88            13.00        8.88           4,649     9 yrs 6 mos
James T. Walmsley...............    5/2/96      5,000          6.88             7.50        6.88           4,772     9 yrs 5 mos
VP -- Reimbursement                 5/2/96        116          6.88             8.88        6.88             102     8 yrs 9 mos
                                    5/2/96      3,480          6.88             8.88        6.88           3,059     8 yrs 9 mos
                                    5/2/96      5,812          6.88             8.88        6.88           5,109     8 yrs 9 mos
                                    5/2/96        750          6.88            11.63        6.88             530     7 yrs 3 mos
                                    2/2/95        250          8.88            16.50        8.88             116     7 yrs 5 mos
                                    2/2/95      7,500          8.88            16.50        8.88           3,480     7 yrs 5 mos
                                    2/2/95     10,000          8.88            13.00        8.88           5,812     9 yrs 6 mos

                                                                                                                      LENGTH OF
                                                                                                                       ORIGINAL
                                            NUMBER OF                                                  NUMBER OF        OPTION
                                            SECURITIES    MARKET PRICE       EXERCISE                 SECURITIES         TERM
                                            UNDERLYING      OF STOCK          PRICE         NEW       UNDERLYING      REMAINING
      1988, 1995 AND 1996                    OPTIONS       AT TIME OF       AT TIME OF    EXERCISE   OPTIONS AFTER     AT DATE
              NAME                  DATE     REPRICED    REPRICING($)(1)   REPRICING($)   PRICE($)     REPRICING     OF REPRICING
- --------------------------------  --------  ----------   ---------------   ------------   --------   -------------   ------------
James C. New....................    2/2/95     52,000          8.88            14.25        8.88          26,109     9 yrs
President & GM                      2/2/95     25,000          8.88            13.00        8.88          14,529     9 yrs 6 mos
  Outpatient Rehab Div.
Dennis G. Sherman...............   11/3/88     60,000          4.88            10.00        2.25          60,000     8 yrs 9 mos
VP -- Operations                   11/3/88     18,500          4.88             3.88        2.25          18,500     9 yrs
  (as of 11/3/88)                  11/3/88      5,000          4.88             3.25        2.25           5,000     9 yrs 6 mos
                                   11/3/88      4,000          4.88             3.88        2.25           4,000     9 yrs 11 mos
Jeffrey W. Rose.................   11/3/88     12,000          2.25             4.25        2.25          12,000     8 yrs 2 mos
President & COO
  (as of 11/3/88)

- ---------------
(1) Per the Wall Street Journal

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert G. Stone, Jr., as Chairman, Stephen E. O'Neil, E. Martin Gibson and Siri S. Marshall served on the Compensation Committee of the Board of Directors for the entire 1996 fiscal year. No insider served on the Committee and there were no interlocks.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") presently is composed of four independent non-employee directors. The Committee is responsible for setting and monitoring the effectiveness of the compensation provided to the Company's officers, directors and senior management employees.

     In its decision-making, the Committee is guided by a compensation philosophy designed to reward employees for the achievement of organizational goals and for the maximization of stockholder return. Specific levels of pay and incentive opportunity are determined by the competitive market for executive talent and, where appropriate, the need to invest in the future growth of the business.

     To determine the appropriate levels of compensation for different executive and management positions, the Committee uses survey data provided by independent external consulting firms. The most recent survey data was provided by The Hay Group, a leading national consulting firm. The Hay Group maintains a database of compensation information from hundreds of companies in a wide variety of industries. This information is updated on an ongoing basis. For the Company, competitive market data was extracted from this database which included companies of similar size and complexity which are drawn from health care and related industries. The survey group is consistent with the peer group used in the performance graph found in this Proxy Statement. The data provided by this survey (the "Hay Survey") was used during the year to evaluate the Company's executive and management compensation status across all operating divisions and provided the basis for fiscal year 1996 compensation planning.

     The compensation program, which provides incentives for executives to achieve the short-term and longterm goals of the Company, comprises three components: base salary, cash incentives and stock option awards.

     During fiscal year 1996, the executive salary ranges which were implemented during fiscal year 1994 for all management and executive positions (excluding the Chairman and Chief Executive Officer and the President and Chief Operating Officer) were used to administer all three components of the compensation program. The structure provided by these ranges allowed the Company to consistently and fairly manage the reward system, to encourage inter-divisional transfers, to manage compensation expenses and to control participation in supplemental benefits programs.

  Base Salary

     Consistent with all salary programs of the Company, executive base salaries are targeted at the 50th percentile of the competitive market. Annual salary adjustments, including that of the Chairman and Chief Executive Officer, are based on individual performance and are controlled by the same percentage increase guidelines used for all employees.

  Incentive Compensation

     Based on organizational level and performance, incentive opportunities are available to a wide range of Company employees. These programs are effective in reinforcing both the overall values of the Company and the specific operating goals of the various business units.

     Executive incentive plans are designed to focus executive attention on the key performance goals of the Company, to identify the expected levels of performance and to reward individuals who meet or exceed such expectations. The aggregate amounts available for incentive awards are determined by the overall financial performance of the Company. The actual awards paid to individual recipients under the plans are based on the achievement of weighted performance goals.

     For the Chairman and Chief Executive Officer and the President and Chief Operating Officer, the key measure of performance in fiscal year 1996 was earnings per share (exclusive of non-recurring items). The targeted amount of incentive compensation opportunity for the Chairman and Chief Executive Officer and the President and Chief Operating Officer was a fixed percentage of the Company's net income. Actual awards, which cannot exceed this fixed percentage, were determined by a formula which compares actual earnings per share performance to budgeted earnings per share. If actual earnings per share were less than 90% of budgeted earnings per share, no awards were available to the Chairman and Chief Executive Officer or the President and Chief Operating Officer, except that the President and Chief Operating Officer received a minimum bonus required by his contract. See "Employment Agreements" below.

     For other executives and management employees, including the other executives named in this Proxy Statement, incentive awards were also performance-driven. A minimum of 25% of the incentive award was based on financial performance, and the remainder was based on achievement of specific business objectives. To earn incentive awards based on financial performance, the Company's performance must at a minimum have reached 90% of the financial performance targets established by the Board of Directors, at which level of performance 45% of the targeted incentive opportunity would be earned. Earned awards increased proportionally and reached 100% at achievement of 100% of the performance goal. Performance awards over 100% increased on a formula basis up to 200% of the targeted incentive opportunity at 200% of such performance goal; awards were capped at 200% of the targeted amount.

  Stock Option Awards

     The Company's 1986 Stock Option Plan (the "Plan") was approved by the Board of Directors and the stockholders of the Company to align executives' interests with shareholders' interests, to provide incentives for key employees of the Company and its subsidiaries by encouraging their ownership of Common Stock and to aid the Company in attracting and retaining such key employees, upon whose efforts the Company's success and future growth depends.

     Options typically are granted annually. Individual grant sizes are determined based on a variety of factors, which include practices for similar positions in the market and organizational and individual performance. At the discretion of the Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions, or as special retention incentives for employees with significant future potential.

     All options under the Plan are granted at 100% of the fair market value on date of grant. The term of the option is 10 years from the date of grant and vested options can be exercised at any time during such period. Options generally vest and become exercisable in cumulative annual installments of 20% over five years commencing one year after the date of grant. Options granted in connection with the option exchange described below and certain additional options granted in May 1996 had an additional vesting schedule designed to accelerate vesting based on increases in the price of the Common Stock. The purpose of the accelerated vesting schedule is to increase incentives for senior managers to focus efforts on increasing shareholder value. The schedule provides for vesting in 20% increments when the average closing price of the Common Stock for 40 consecutive trading days equals or exceeds $8, $10, $12, $14 and $16. If an employee leaves the Company before options are vested, the unexercised options are forfeited and may be reissued under the Plan.

  Stock Option Exchange Opportunity

     Options are a material element in the overall compensation package for senior managers, who by virtue of their experience and market value warrant participation as a means of providing incentives and aligning their interests with those of shareholders. During the third quarter of fiscal year 1996, the Committee determined that the Company was at risk of losing key managers and executives. In fact, during the second half of the year, several key executives, including an employee member of the Board of Directors, resigned or announced their intention to resign. The Committee determined that a significant contributing factor was that the majority of options outstanding were at exercise prices substantially above the market price of the Common Stock. (Such options are referred to as "under water.") As a result, those options did not provide adequate incentive relative to alternatives available in the employment marketplace. The Committee therefore determined that it was in the best interests of shareholders to offer option holders the opportunity to exchange under water options for a lower number of options at the current market price. To re-establish incentives without creating an unintended windfall, the widely used "Black-Scholes" option valuation formula was utilized to determine the exchange ratio to be offered. Based on application of the Black-Scholes formula, options received in the exchange were equal in value to the options exchanged. The exchange resulted in an overall reduction of 269,875 in the number of shares subject to outstanding options. The new options had an exercise price of $6.88 per share, the market price of the Common Stock on the date of grant, and would become exercisable in cumulative annual installments of 20% commencing one year after the date of grant. The options also provided for accelerated vesting as described in "Stock Option Awards" above. Of the 550 holders of options eligible to participate, 282 of such holders exchanged existing options for new options. Under the exchange formula, existing options for 1,157,391 shares were surrendered and new options for 887,516 shares were granted at an average exchange rate of .767 shares subject to a new option for each share subject to an old option. The Committee believes that the option exchange opportunity to allow option holders to exchange out-of-the-money options for a lesser number of options with an exercise price at the current market price and to increase the unissued option pool with surrendered options was in the best interests of both the option holders and the Company's stockholders.

     At the same time as employees were being offered the option exchange, the Committee reviewed the option holdings of the Chairman and the President. After considering the contributions each is expected to make toward increasing shareholder value, the Committee decided, subject to shareholder approval, to offer the Chairman and President a modified exchange that would reduce the Chairman's option holdings substantially and increase the President's holdings. Under the modified exchange, the Chairman received options for fewer shares than would have been warranted under the Black-Scholes formula. His holdings were reduced by 1,600,000 option shares, from options for 3,650,000 shares to options for 2,050,000 shares. The President was offered an exchange and additional options that resulted in a net increase of 690,600 in his outstanding option shares, from 816,600 before the exchange to options for 1,507,200 shares after the exchange. The net effect of these two actions was to reduce the aggregate number of shares subject to outstanding options issued to the President and Chairman by 909,400 option shares. The new options issued to the President and Chairman were at the same price and with the same vesting terms as the options issued pursuant to the exchange offered to other executives, except that options for 1,877,888 shares issued to the Chairman and options for 1,429,414 shares issued to the President have a seven year term. The shorter term reduces the value of those options under the Black-Scholes formula.

  Compensation of Chief Executive Officer

     For fiscal year 1996, John H. Foster, Chairman of the Board and Chief Executive Officer of the Company, received $1,121,316 in aggregate cash compensation comprising $530,865 in base salary and $590,451 in accelerated forgiveness of a loan in connection with his relocation and other benefits under Mr. Foster's employment agreement. Mr. Foster's incentive compensation was targeted at a bonus of one percent of net income if the Company's earnings per share performance for the 1996 fiscal year met 100% of budgeted earnings per share, subject to adjustments for extraordinary items. No incentive award was paid based on fiscal year 1996 performance. Mr. Foster did not receive a salary increase in fiscal year 1996.

     The decisions of the Committee depend significantly on quantitative market data and recommendations of impartial third party consultants. The Committee believes its decisions are consistent with the Company's business objectives and performance expectations and have been made in the best interests of the Company and its stockholders.

                                          THE COMPENSATION COMMITTEE

                                               Robert G. Stone, Jr., Chairman
                                             E. Martin Gibson
                                             Siri S. Marshall
                                             Stephen E. O'Neil

     Notwithstanding anything set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the performance graph that follows shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return of the Company's Common Stock to the S&P 500 Composite Stock Index and the S&P Healthcare Index for the period from June 30, 1991 through June 30, 1996. The graph assumes that $100 was invested in each of the Company's Common Stock, the S&P 500 and the companies listed on the S&P Healthcare Index on June 30, 1991 and that any dividends were reinvested.

                COMPARISON OF FIVE YEARS CUMULATIVE TOTAL RETURN
                        FOR THE YEAR ENDED JUNE 30, 1996

      MEASUREMENT PERIOD           NOVACARE,                     S & P HEALTH
    (FISCAL YEAR COVERED)            INC.          S & P 500         CARE
6/91                                       100             100             100
6/92                                       116             113             108
6/93                                        94             129              95
6/94                                       111             131              95
6/95                                        57             165             138
6/96                                        53             208             192

EMPLOYMENT AGREEMENTS

     In July 1994, the Company entered into an employment agreement with John H. Foster, Chairman of the Board and Chief Executive Officer of the Company. The agreement provides for a five-year term of employment and provides for automatic one-year extensions commencing one year prior to termination in December 1998 and continuing on each subsequent anniversary until either party shall give the other notice of non-extension. The agreement provides for Mr. Foster to receive an annual base salary of $508,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to one percent of the Company's consolidated net income excluding extraordinary gains and losses (the "target bonus"), based on the percentage of budgeted net income attained by the Company for a fiscal year. The amount of such target bonus for which Mr. Foster shall be eligible ranges from 45% for achievement by the Company of 90% of budgeted net income to 100% for achievement by the Company of 100% or greater of budgeted net income. See "Compensation Committee Report" above. In the event of Mr. Foster's death, disability or voluntary termination, he shall be entitled to pro-rated bonus compensation for the fiscal year of such event. The agreement further provided Mr. Foster with a non-interest bearing relocation expense loan of $700,000 to be forgiven in five annual installments of $140,000 each, additional payments in connection with such loan aggregating $115,463 over such five-year period, the use of the Company's private aircraft and certain split-dollar life insurance benefits. In March 1996, the Company accelerated the forgiveness of the loan. The agreement also provides that if Mr. Foster is terminated by the Company without cause or if Mr. Foster resigns subsequent to a change in control of the Company, a material diminution of his position, authority or compensation or his removal by the Company as Chairman of the Board, then Mr. Foster shall be entitled to his base salary and certain other benefits for a period of two years from the date of such event and to bonus compensation in an amount equal to (a) his pro-rated bonus compensation for the fiscal year of such resignation or termination, plus
(b) a final bonus calculated, depending on the date of such resignation or termination, to equal his bonus payment for the previous fiscal year or the greater of his bonus payment for the previous fiscal year or the entire then-current fiscal year, and an additional payment, on the first anniversary of the payment of such final bonus, equal to one-half of such final bonus. The agreement also provides that Mr. Foster shall be entitled to the advance of certain expenses in connection with legal proceedings arising in connection with his service as an officer or director of the Company. Mr. Foster subsequently received, subject to shareholder approval, a grant of options to purchase 2,000,000 shares of Common Stock at an exercise price of $6.88. Of those options 122,112 have a ten year term and 1,877,888 have a seven year term. See "Compensation Committee Report" above. Because such options replace options previously granted under Mr. Foster's employment contract, such options become exercisable in full in the event of a change of control of the Company, of Mr. Foster's death or disability or of the termination of Mr. Foster's employment with the Company without due cause.

     In January 1994, the Company entered into an employment agreement with C. Arnold Renschler, M.D., Senior Vice President and Chief Clinical Officer and, at such time, President and General Manager -- Medical Rehabilitation Hospital Division of the Company. The agreement provided for Dr. Renschler to receive an annual base salary of $307,000, subject to increases in accordance with the policies of the Company, and to be eligible to receive a bonus equal to a target of 60% of his base salary (the "target bonus") and options to purchase shares of Common Stock based on a target amount of 35,000 shares upon the achievement of certain annual objectives. The amount of such target bonus for which Dr. Renschler was to be eligible was to be determined by the executive compensation plan of the Company in effect from time to time and could exceed 100% of such target bonus figure. The agreement also provided that in the event that Dr. Renschler's employment with the Company were to be terminated for other than death, disability or due cause, that the Company would pay Dr. Renschler his base salary for a period of 12 months. The agreement further provided that a grant to Dr. Renschler of options to purchase 250,000 shares of Common Stock at an exercise price of $6.50 per share exercisable in cumulative annual installments of 20% commencing in January 1991 would become fully vested in the event that anyone other than John H. Foster or Dr. Renschler were to become Chairman of the Board and Chief Executive Officer of the Company or Dr. Renschler's employment with the Company were to be terminated for other than due cause. In May 1995, the agreement was amended in recognition of Dr. Renschler's pending appointment as President and General Manager -- Value-Added Services Division and provided for an additional grant of options to purchase 110,000 shares of Common Stock at an exercise price of $7.38 per share, exercisable in cumulative annual installments of 20% commencing in May 1996, which options were to become fully vested in the event that Dr. Renschler should be directed to report to someone other than John H. Foster or Timothy E. Foster or there were to be a change of control of the Company. Dr. Renschler resigned from the Company effective July 19, 1996.

     On July 1, 1996, the Company entered into an amended employment agreement with Timothy E. Foster, President and Chief Operating Officer of the Company. The agreement provides for a three-year term of employment with automatic one-year extensions commencing July 1, 1999 and continuing on each subsequent anniversary until either party shall give the other notice of non-extension at least one year before any renewal date. The agreement provides for Mr. Foster to receive an annual base salary of $500,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to the greater of (a) 0.5% of the Company's consolidated net income excluding extraordinary gains and losses each fiscal year (the "target bonus"), based on the percentage of budgeted net income attained by the Company for a fiscal year, or (b) up to $100,000 for fiscal year 1996 and up to $160,000 for fiscal year 1997, based on achievement of agreed upon performance measures. The amount of such target bonus based on net income for which Mr. Foster shall be eligible ranges from 45% for achievement by the Company of 90% of budgeted net income to 100% for achievement by the Company of 100% or greater of budgeted net income. In the event of Mr. Foster's death, disability or voluntary termination, he shall be entitled to pro-rated bonus compensation for the fiscal year of such event. Mr. Foster also received a grant of options to purchase 1,500,000 shares of Common Stock at an exercise price of $6.88 per share, subject to stockholder approval. Of those options 70,586 have a term of 10 years and 1,429,414 have a seven year term. All such options are exercisable in cumulative annual installments of 20% and become exercisable in full in the event of a change of control of the Company, of Mr. Foster's death or disability or of the termination of Mr. Foster's employment with the Company without due cause. Such options are also subject to the alternate vesting schedule described in "Stock Option Exchange Opportunity" above. The agreement further provides Mr. Foster the use of the Company's private aircraft and certain other benefits. The agreement also provides that if Mr. Foster is terminated by the Company without cause or if Mr. Foster resigns subsequent to a change in control of the Company, a material diminution of his position, authority or compensation or the Company's failure to cause Mr. Foster's election to the Board of Directors, then Mr. Foster shall be entitled to his base salary and certain other benefits for a period of two years from the date of such event and bonus compensation in an amount equal to (a) his pro-rated bonus compensation for the fiscal year of such resignation or termination plus (b) a final bonus calculated, depending on the date of such resignation or termination, to equal his bonus payment for the previous fiscal year or the greater of his bonus payment for the previous fiscal year or the entire then-current fiscal year and an additional payment, on the first anniversary of the payment of such final bonus, equal to one-half of such final bonus. The agreement also provides that Mr. Foster shall be entitled to the advance of certain expenses in connection with legal proceedings arising in connection with his service as an officer or director of the Company.

     In January 1995, the Company entered into an employment agreement with Daryl A. Dixon, President and General Manager -- Contract Services Division of the Company. The agreement provides for a five-year term of employment and provides for automatic one-year extensions commencing one year prior to termination and continuing on each subsequent anniversary until either party shall give the other notice of non-extension. The agreement provides for Mr. Dixon to receive an annual base salary of $300,000, subject to increases in accordance with the policies of the Company, and to be eligible for an annual cash bonus equal to 50% of his base salary (the "target bonus"), with a minimum bonus of 60% of such target bonus for the 1995 and 1996 fiscal years. The amount of such target bonus for which Mr. Dixon shall be eligible shall be determined by the executive compensation plan of the Company in effect from time to time and may exceed 100% of such target bonus figure. In the event of Mr. Dixon's death, disability, voluntary termination or termination by the Company without cause, he shall be entitled to pro-rated bonus compensation for the fiscal year of such event. The agreement also provides for the grant of options to purchase 25,000 shares of the Company's Common Stock. Such options were exchanged pursuant to the Stock Options Exchange Opportunity. (See "Compensation Committee Report" above.) The options become fully vested upon a change of control of the Company. The agreement also provides for a loan by the Company to Mr. Dixon in the amount of $450,000, bearing no interest and payable in equal annual installments of $90,000 over five years, with such loan to be forgiven in $90,000 installments on each payment date provided that Mr. Dixon is employed by the Company, or forgiven in its entirety in the event of Mr. Dixon's death or disability; in addition, on such payment dates Mr. Dixon shall receive additional payments over such five-year period aggregating $26,224. The agreement also provides that if Mr. Dixon is terminated by the Company without cause, he shall be entitled to his base salary and certain other benefits for a period of two years, and the unpaid balance of such loan shall be forgiven by the Company in installments without regard to the requirement that Mr. Dixon be employed by the Company. Mr. Dixon has a separate agreement relating to relocation under which he has received a loan of $33,556.63, at an interest rate of prime plus 1%, which is to be forgiven in four equal annual installments beginning on August 1, 1994, subject to Mr. Dixon remaining employed by the Company.

     Effective January 1, 1996, the Company entered into an employment agreement with Ronald G. Hiscock under which he serves as President and General Manager of the Outpatient Division of the Company. The agreement provides for an annual base salary of $235,000, subject to increases in accordance with the policies of the Company, and an annual cash bonus opportunity equal to 50% of base salary. In fiscal year 1997, the agreement provides that at least $50,000 will be paid as a cash bonus. The agreement also provided for the grant to Mr. Hiscock of options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $5.75 per share. Those options vest in cumulative annual increments of 20% beginning in December 1996, have a ten year term and become fully vested upon a change in control of the Company. The agreement provides that Mr. Hiscock shall be eligible for additional option grants based on performance. Mr. Hiscock will be entitled to continuation of his base salary for up to one year following termination of his employment by the Company other than for cause.

CERTAIN TRANSACTIONS

     Since January 1993, the Company has subleased office space to certain companies controlled by John H. Foster, Chairman of the Board and Chief Executive Officer of the Company, in his capacity as chairman of the board, chief executive officer or general partner of the principal stockholders of such companies. The Company will pay base rent at an annual rate of $14.00 per square foot through December 1997 and $17.50 per square foot from January 1998 through December 2002. The companies controlled by Mr. Foster will pay base rent at a rate equal to the Company's cost, including reimbursement for leasehold improvements made by the Company, through December 2002 for their respective areas under sublease as follows: Foster Management Company, 5,728 square feet; Apogee, Inc., 11,324 square feet; and Hearing Health Services, Inc., 4,007 square feet.

     Timothy E. Foster, President and Chief Operating Officer and a director of the Company, serves as a director of Hearing Health Services, Inc. and Apogee, Inc.; and Stephen E. O'Neil, a director and member of the Compensation and Audit Committees of the Company, serves as a director of Hearing Health Services, Inc. Each of the foregoing companies is controlled by John H. Foster.

     During fiscal year 1995, the Company provided relocation loans aggregating $671,000 at an interest rate of 5.5% to Peter D. Bewley, who joined the Company in May 1994 and is currently Senior Vice President, General Counsel and Secretary of the Company. Mr. Bewley repaid all amounts due under such loans in full in August 1995. In August 1995, the Company provided a relocation loan in the amount of $97,000 at an interest rate of prime plus 1% to Scott Marber, former Senior Vice President, Sales and Marketing of the Company, all of which loan has been repaid.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

     The shareholdings as of August 20, 1996 of the only person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock other than John H. Foster, whose shareholdings are set forth above under "I. Election of Directors" and whose address is 1016 W. Ninth Avenue, King of Prussia, Pennsylvania 19406, and the shareholdings as of August 20, 1996 of all directors and officers of the Company as of such date as a group (according to information furnished by them to the Company) are set forth in the following table. The shareholdings of the five named executive officers of the Company (except for Daryl A. Dixon, Ronald G. Hiscock and C. Arnold Renschler, M.D., whose shareholdings are set forth in the table below) are set forth above under "I. Election of Directors." Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                                   SHARES OF COMMON STOCK
                          NAME                       OWNED BENEFICIALLY       PERCENT OF CLASS
        -----------------------------------------  ----------------------     ----------------
        GeoCapital Corporation
        767 Fifth Avenue
        New York, New York.......................           4,264,001(1)            6.83%
        All Directors and Officers
          as a Group (22 persons)................       4,251,516.272(2)(3)         6.25%
        Daryl A. Dixon...........................              33,906(4)          *
        Ronald G. Hiscock........................              36,511(5)          *
        C. Arnold Renschler......................          201,839.86             *

- ---------------
 *  Less than one percent.

(1) GeoCapital Corporation does not have voting power with respect to these shares.

(2) See footnotes 2 through 9 on page 3.

(3) Includes 1,048,483 shares presently issuable upon exercise of options and 1,500 shares presently issuable on conversion of debentures.

(4) Includes 27,656 shares presently issuable upon exercise of options and 25 shares owned by Mr. Dixon's spouse.

(5) Includes 34,011 shares presently issuable upon exercise of options.

            II. APPROVAL OF AMENDMENT TO THE 1986 STOCK OPTION PLAN

     The stockholders are being asked to approve an amendment to the Company's 1986 Stock Option Plan (the "Plan") which will (i) extend the term of the Plan for two years beyond its current expiration date of December 31, 1996 and (ii) eliminate the authority of the Board to reprice outstanding options issued under the Plan. The affirmative vote of a majority of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment.

     The purpose of the amendment is to provide for the continued availability of options as a method to compensate senior managers, including new hires, and to align incentives for such managers with the interests of shareholders to increase shareholder value. The extension is necessary because the Plan will otherwise expire on December 31, 1996. The amendment will not change the number of options available for grant under the Plan. As of September 1, 1996, there were 1,457,942 options available for grant. That number may be increased through cancellation of issued options as a result of termination of employment by the option holder or expiration of the option, and may be decreased as a result of option grants. On September 6, 1996 the closing price of the Common Stock was $9.375.

SUMMARY OF PLAN

     The following is a summary of significant features of the Plan and a description of the principal tax and accounting implications that will be in effect if the Plan amendment is adopted. This summary is not a complete description of the Plan provisions; any stockholder who wishes to obtain a copy of the Plan may do so by making a written request to the Secretary of the Company at the address on the cover of this Proxy Statement.

     The Plan provides for the issuance of options to purchase up to 5,800,000 shares of the Company's Common Stock. The Compensation Committee of the Board of Directors, acting as the Stock Option Committee, administers the Plan. The Compensation Committee is made up of four members of the Board of Directors. No current member of the Compensation Committee is or has been an employee or officer of the Company.

     Options granted under the Plan may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to comply with such requirements. If the amendment is approved, the Plan will no longer comply with those requirements. Therefore, all option grants made after approval of the amendment will be non-statutory options. There are no tax consequences upon issuance of a non-statutory option. Upon exercise of a non-statutory option, the holder will realize taxable income to the extent of the difference between the exercise price and the market price of the Common Stock on the date of exercise, and the Company will have a deductible expense equal to the option holder's realized taxable income.

     The term of options granted under the Plan is determined by the Compensation Committee, but may not exceed ten years. The vesting schedule for options is determined by the Compensation Committee. Options are not transferable other than by will or the laws of descent and distribution.

     Options under the Plan may be granted to key employees, including officers or directors, of the Company or any subsidiary or parent of the Company. The exercise price of options granted under the Plan is determined by the Compensation Committee, but cannot be less than the market value of the underlying stock on the date of grant. The purchase price for an option may be paid in cash, in Common Stock of the Company, or in a combination of both. The Company may lend an employee the purchase price or may guarantee a loan by a third party to the employee for the purchase price. It is not possible to determine in advance which eligible individuals will receive options.

     Options may not be exercised after termination of employment, except that options exercisable on the date of termination may be exercised within three months after termination if termination is by the Company and all options become fully vested and may be exercised for one year following termination if termination is caused by death. Options granted under the Plan are not transferable during the employee's lifetime.

     If options are granted to Directors who are members of the Compensation Committee, such options must vest in annual increments of one-third beginning one year from the grant date, or must have a vesting schedule identical to the vesting schedule generally utilized for management options granted within ninety days preceding the date of the applicable grant. The maximum number of shares subject to options that may be granted to all Directors pursuant to the Plan is 1,750,000 and the maximum number that can be granted to any single Director is 500,000.

     In the event of a merger or consolidation in which the Company is not the surviving corporation, or any other transaction resulting in a change of control, all outstanding options granted prior to December 31, 1989, or to a Director at any time, become fully vested on the 15th day before the effective date of the transaction or, if the transaction is a tender or exchange offer, on the date of such offer. The Compensation Committee may vest other options granted under the Plan under such circumstances.

     The Board of Directors believes that the Plan amendment is in the best interests of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE EXTENSION OF THE PLAN FOR TWO YEARS AND THE ELIMINATION OF THE BOARD'S AUTHORITY TO REPRICE OPTIONS ISSUED UNDER THE PLAN. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such amendment unless otherwise instructed therein.

          III. APPROVAL OF THE GRANT TO CERTAIN EXECUTIVE OFFICERS OF
                        OPTIONS TO PURCHASE COMMON STOCK

     Subject to the approval of the stockholders of the Company, in connection with the restructuring of option holdings of John H. Foster, Chairman and Chief Executive Officer, and Timothy E. Foster, President and Chief Operating Officer of the Company, (the "Executives") the Compensation Committee of the Board of Directors on May 2, 1996, granted to the Chairman options to purchase 2,000,000 shares of Common Stock at an exercise price of $6.88 per share, the fair market value for the Common Stock as of the date of such grant, in exchange for which the Chairman agreed to the cancellation of outstanding options to purchase 3,600,000 shares at exercise prices ranging from $10.44 to $19.50 per share and an average exercise price of $18.11 per share. Also in connection with such restructuring, and subject to shareholder approval, on May 2, 1996, the Compensation Committee of the Board of Directors granted to the President options to purchase 1,500,000 shares of the Company's Common Stock at an exercise price of $6.88 per share, the fair market value for the Common Stock as of the date of such grant, in exchange for which the President agreed to the cancellation of outstanding options to purchase 809,400 shares at exercise prices ranging from $7.25 per share to $19.50 per share and an average exercise price of $17.23 per share. The options granted to the President and to the Chairman are exercisable in annual cumulative installments of 20% per year commencing on May 2, 1997, subject to the alternate accelerated vesting schedule described under "Stock Option Exchange Opportunity" in the "Compensation Committee Report," above. Of the options granted, 3,307,302 will expire seven years from the date of grant and 192,698 will expire ten years from the date of grant. (See "Employment Agreements" above.) Upon issuance of such options, there are no federal income tax consequences to the Company or the Executives. Upon exercise of the options, the Executives will realize taxable income to the extent of the difference between the exercise price and the market price for the Common Stock on the date of exercise, and the Company will have a deductible expense equal to the Executive's realized taxable income.

     The purpose of such grants of options is to provide the Executives with an incentive to create significant appreciation in value for the stockholders of the Company. The Board of Directors seeks approval of the grants described herein in light of previous stockholder approval at the February 3, 1994 Annual Meeting of

Stockholders of a special onetime grant to the President of options to purchase 500,000 shares of Common Stock, and to the Chairman of options to purchase 2,000,000 shares of Common Stock, at an exercise price of $19.50 per share, or 150% of the market value per share of the Common Stock on the date of grant. One of the bases of such grants was that no additional options would be granted to the Chairman or the President for the next five fiscal years. The Board believes that reducing the Chairman's option holdings and increasing the President's option holdings is important to the future success of the Company, because those holdings on a historical basis were not believed sufficient to insure retention of the President.

     The following table sets forth the benefits that may be received by the Executives if the grant of options to purchase Common Stock is approved. The closing price of the Common Stock on September 6, 1996 was $9.375.

                               NEW PLAN BENEFITS

                   GRANT OF OPTIONS TO PURCHASE COMMON STOCK
                            TO CERTAIN EXECUTIVES(1)

                       NAME AND POSITION                     DOLLAR VALUE($)     NUMBER OF UNITS
    -------------------------------------------------------  ---------------     ---------------
    John H. Foster.........................................            --           2,000,000
      Chairman and Chief Executive Officer
    Timothy E. Foster......................................            --           1,500,000
      President and Chief Operating Officer

- ---------------
(1) Under this grant of options to Timothy E. Foster and John H. Foster no options or other benefits will accrue to any current directors, any executive officers, or any other current employees of the Company other than Messrs. Foster.

     The Board of Directors believes that the grants are in the best interests of the Company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE GRANTS OF OPTIONS TO TIMOTHY E. FOSTER AND JOHN H. FOSTER. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the approval of grants of options unless otherwise instructed therein. If the grants are not approved, the Board of Directors will consider the appropriateness of alternative compensation for Messrs. Foster.

           IV.  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected Price Waterhouse LLP to serve as independent accountants for the Company for the fiscal year ending June 30, 1997.

     Price Waterhouse LLP has served as independent accountants for the Company since 1989 and, although it is not required to do so, the Board is submitting its selection of the Company's independent accountants for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board will reconsider its selection.

     THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE COMPANY'S FISCAL YEAR ENDING JUNE 30, 1997. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

     A representative of Price Waterhouse LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                               V.  OTHER MATTERS

     The Board does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                               VI.  MISCELLANEOUS

     All costs relating to the solicitation of proxies of holders of Common Stock will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or otherwise. The Company has engaged the proxy soliciting firm of Morrow & Co., Inc. at a cost of $9,000 plus out-of-pocket expenses to solicit proxies. The Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

     It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, directors and executive officers of the Company are required to make certain filings on a timely basis with the Securities and Exchange Commission. One executive officer, James C. New, failed to make a timely filing of a statement on Form 5 regarding cancellation of options upon his termination of employment. Mr. New has subsequently filed the necessary report. Another reporting person, John Sabolich, failed to make a timely filing of two Forms 4 required with respect to three transactions in the Company's Common Stock in June and July 1996. Mr. Sabolich subsequently filed the required reports.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company by May 26, 1997 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, which has been filed with the Securities and Exchange Commission, will be sent without charge to stockholders to whom this Proxy Statement is mailed upon written request to the Vice President, Communications and Investor Relations, NovaCare, Inc., 1016 West Ninth Avenue, King of Prussia, Pennsylvania 19406.

September 23, 1996

                                                                Appendix 1




                                NOVACARE, INC.

                            1986 Stock Option Plan
                 (as proposed to be amended October 31, 1996)


                     1. Purposes of Plan. The purposes of this Plan, which shall be known as the 1986 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees of NovaCare, Inc. (the "Company") and its subsidiary or parent corporations (within the respective meanings of Section 425(f) and 425(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary" and "Parent", respectively) by encouraging their ownership of the common stock, $.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, upon whose efforts the Company's success and future growth depends, and attracting other such employees.

                     2. Administration. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors, as hereinafter provided. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

                             The Committee shall be appointed from time to time
by the Board of Directors and shall consist of not fewer than three of its members. Unless otherwise determined by the Board of Directors, no member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.

                     3. Stock Available for Options. There shall be available for options under the Plan a total of 5,800,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f). Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

                     4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary or Parent, including officers or directors of the Company or any Subsidiary or Parent. Options may be granted to eligible employees whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting employees for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the employee's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director or officer of the Company or any Parent or Subsidiary shall be considered employment for purposes of the Plan. In the event the Company becomes obligated to grant options, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which the Company combines, options may be granted to a non-continuing director of such acquired or combining company who does not become an employee or director of the Company or any Subsidiary or Parent.

                     5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

                     (a) Option Price. Except in the case of an option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which each share of Stock covered by an option granted under the Plan may be purchased shall be determined by the Committee and shall not be less than the market value per share of Stock on the date of grant of an option as determined pursuant to Section 5(c). The date of the grant of an option shall be the date specified by the Committee in its grant of the option.

                     (b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

                     (c) Exercise of Options. In order to exercise an option, the holder thereof (the "Optionee") shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of the Plan, the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him. An option may not be exercised for less than ten shares of Stock, or the number of shares of Stock remaining subject to such option, whichever is smaller.

                     (d) Effect of Termination of Employment. An option may not be exercised after the Optionee has ceased to be in the full-time employ of the Company or any Subsidiary or Parent, except in the following circumstances:

                (i) If the Optionee's employment is terminated by action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or any Subsidiary or Parent, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

               (ii) In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death;

              (iii) In the event of the death of the Optionee while employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by
       Section 422A(b)(7) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

               (iv) If the Optionee is not an employee or director of the Company or any Subsidiary or Parent and is a non-continuing director of a company acquired by the Company or with which the Company has combined and the Company has become obligated to grant options to such Optionee as a result of such acquisition or combination.

               In no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or Parent or interfere in any way with the right of the Company to terminate his employment at any time.

                        (e) Nontransferability of Options. During the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him. No option shall be transferable other than by will or the laws of descent and distribution.

                        (f) Adjustments for Change in Stock Subject to Plan and Other Events. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, (i) except as provided in (ii) below, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both and (ii) the Board of Directors of the Company shall make such adjustments, if any, as it deems appropriate in the maximum number of shares which may be subject to options granted to all directors of the Company and in the maximum number of shares which may be subject to options granted to each director, in each case pursuant to Section 5(i), in the number and kind of shares covered by outstanding options, or in the option price per share, or both, with respect to options held by directors of the Company.

               In connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options granted to any Optionee on or before December 31, 1989 or to a Director during the period of his directorship at any time before or after December 31, 1989 shall become exercisable in full, notwithstanding any other provision of the Plan or of any such outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer, acquisition or change in control or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The Committee may, in its sole discretion determine that certain other options granted after December 31, 1989 shall become exercisable in full under such circumstances determined by the Committee. The provisions of this paragraph shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422A(b)(7) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b), 5(d) and 5(i)(2).

                        (g) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The

Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

                        (h) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

                        (i) Terms and Conditions of Options Granted to Directors. Notwithstanding any provision contained in this Plan to the contrary, in the event that the Board of Directors shall determine to authorize grants of options to members of the Committee pursuant to Section 2, then, the terms and conditions of options granted under the Plan to any director of the Company shall be as follows:

               (1) The price at which each share of Stock subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to Section 5(f), in no event be less than the market value per share of Stock on the date of grant, and provided further that in the event the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Parent or Subsidiary, the price per share shall not be less than 110% of the market value per share of Stock on the date of grant.

       (2) The option may be exercised to purchase shares of Stock covered by the option:

               A.       in accordance with the following schedule:

                                                           Cumulative Percentage of Aggregate Number of
                                                           Shares of Stock Covered by Option Which May
                     Exercise Period                       be Purchased
                     ---------------                       --------------------------------------------
 Within 1st year from date
      of grant.....................                                                  0%



 Beginning one year from date
      of grant.....................                                             33-1/3%


 Beginning two years from date
      of grant.....................                                             66-2/3%


 Beginning three years from date
      of grant.....................                                                100%

less, in the case of each exercise period, the number of shares of Stock, if any, previously purchased under the option; or

               B. in accordance with a price-triggered vesting schedule that permits exercise of specific increments of options upon achievement of identified target prices above the exercise price in accordance with the terms of similar options approved within ninety days prior to the Directors' option grant date by the Stock Option Committee for members of the Company's management.

                        Any option granted under this subparagraph (i)(2) shall terminate and no shares of Stock may be purchased thereunder more than ten years after the date of grant, provided that if the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant stock possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Parent or Subsidiary, the Option shall not be exercisable after the fifth anniversary of the date of grant.

               (3) The maximum number of shares of Stock which may be subject to options granted to all directors pursuant the Plan shall be 1,750,000 shares in the aggregate and the maximum number of shares of Stock which may be subject to options granted to any director pursuant to the Plan (including any options granted under the Plan to a director in his position as an officer or employee of the Company) shall be 500,000 shares.

               6. Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" (within the meaning of Section 422A(b) of the Code), provided, however, that (a) no such incentive stock options granted before January 1, 1987 shall (i) be exercisable while there is "outstanding" (within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954) any incentive stock option previously granted to the holder thereof to purchase Stock of the Company, or of any Parent or Subsidiary, or of any predecessor of any such corporations, or (ii) cover a number of shares in excess of the maximum number of shares permitted to be covered pursuant to the provisions of Section 422A(b)(8) of the Internal Revenue Code of 1954, (b) the aggregate fair market value of the Stock with respect to which incentive stock options granted after 1986 are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422A(b)(7) of the Code, and provided further that Section 5(d)(ii) hereof shall not apply to any incentive stock option.

               7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after, December 31, 1998; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan; provided, however, that, except as contemplated in Section 5(f), the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon, (i) increase the maximum number of shares of Stock for which options may be granted under the Plan, (ii) change the minimum option prices, (iii) extend the period during which options may be granted or exercised, or (iv) except as otherwise provided in the Plan, amend the requirements as to the class of employees eligible to receive options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

               8. Effectiveness of Plan. The Plan will not be made effective unless approved by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose, and no option granted hereunder shall be exercisable prior to such approval.

               9. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

               10. Repricing. The Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to reprice options is voted upon, adjust or amend the exercise price of stock options previously awarded under the Plan, whether through amendment, cancellation or replacement grants or any other means.

                                                              September 23, 1996

To the Participants in the NovaCare, Inc.
401(k) Retirement Savings Plan:

     In connection with the Annual Meeting of Stockholders of NovaCare, Inc. to be held on October 31, 1996, participants in the NovaCare, Inc. 401(k) Retirement Savings Plan who have elected to purchase NovaCare stock are invited to review the enclosed Proxy Statement.

     Participants who desire to instruct the Plan trustee as to how they wish to vote shares of stock in which participants have an ownership interest through the Plan are invited to complete and return the enclosed instruction card. Shares of stock held through the Plan will be voted by the trustee as indicated on all returned instruction cards. Instruction cards must be received by October 25, 1996, in order for the Plan trustee to act upon participants' instructions. Please note the Plan trustee is required to hold participants' instructions in confidence and is not permitted to disclose the contents of these directions to NovaCare, Inc., or any employee or officer thereof. In accordance with the trust, shares held through the Plan for which no instruction cards are returned in a timely manner will not be voted.

                                          Sincerely,

                                          Trustee

                            [NovaCare Letterhead]


                                                   King of Prussia, Pennsylvania
                                                              September 23, 1996

To the Participants in the NovaCare
1986 Stock Option Plan and Related Plans:

     Enclosed herewith are copies of (i) the NoveCare, Inc. Annual Report for the fiscal year ended June 30, 1996 (including NovaCare's Annual Report on Form 10-K for such fiscal year) and (ii) the Proxy Statement delivered to holders of NovaCare common stock in connection with the Annual Meeting (the "Meeting") of Stockholders of NovaCare, Inc. to be held on October 31, 1996.

     Although holders of options to purchase NovaCare common stock under the NovaCare 1986 Stock Option Plan and related plans are not entitled to vote at the Meeting with respect to such options, pursuant to the rules of the Securities and Exchange Commission, NovaCare is required to deliver to such holders the enclosed materials, which are provided herewith for your review and information.

                                 NOVACARE LOGO

                                                   King of Prussia, Pennsylvania
                                                              September 23, 1996

Holders of NovaCare, Inc. 5 1/2% Convertible
Subordinated Debentures Due 2000:

     Enclosed herewith are copies of (i) the NovaCare, Inc. Annual Report for the fiscal year ended June 30, 1996 (including NovaCare's Annual Report on Form 10-K for such fiscal year) and (ii) the Proxy Statement delivered to holders of NovaCare common stock in connection with the Annual Meeting (the "Meeting") of Stockholders of NovaCare, Inc. to be held on October 31, 1996.

     Although holders of NovaCare, Inc. 5 1/2% Convertible Subordinated Debentures Due 2000 are not entitled to vote at the Meeting with respect to such Debentures, pursuant to the rules of the Securities and Exchange Commission, NovaCare is required to deliver to such holders the enclosed materials, which are provided herewith for your review and information.

                                 NOVACARE, INC.

           PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 31, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, a stockholder of NOVACARE, INC., does hereby appoint JOHN
H. FOSTER and TIMOTHY E. FOSTER, or either of them, his or her proxies, with full power of substitution or resubstitution, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, October 31, 1996 at 10:00 A.M., local time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.

     The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgement on any other matters which may properly come before the Meeting.

               (Continued and to be Completed on the Reverse Side)

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

                            FOR all nominees listed       WITHHOLD AUTHORITY
                            below (except as marked    to vote for all nominees
                            to the contrary below)           listed below
1.  Election of Directors           [ ]                           [ ]


 NOMINEES:  John H. Foster, Timothy E. Foster,
            E. Martin Gibson, Siri S. Marshall,
            Stephen E. O'Neil, George W. Siguler,
            Robert G. Stone, Jr. and
            Daniel C. Tosteson, M.D.


(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

                                                   FOR    AGAINST  ABSTAIN
2.  Approval of Amendments to the 1986
    Stock Option Plan                              [ ]      [ ]      [ ]

3.  Approval of grants of options to certain
    executive officers                             [ ]      [ ]      [ ]

4.  Ratification of Price Waterhouse LLP as
    independent accountants                        [ ]      [ ]      [ ]

              The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.


Dated: ________, 1996 Signature(s)_______________________________________ (L.S.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.